Exhibit 99.1

Education Gains Boost Courier Results

Customized Textbooks Continue to Lead Sales Growth

NORTH CHELMSFORD, Mass.--(BUSINESS WIRE)--November 21, 2013--Courier Corporation (Nasdaq: CRRC), one of America’s leading innovators in book manufacturing, publishing and content management, today announced fourth-quarter and full-year results for its fiscal year ended September 28, 2013.

Courier’s 2013 fiscal year had 52 weeks. Its 2012 fiscal year had 53 weeks, with the extra week included in the fourth quarter.

Fourth-quarter revenues in fiscal 2013 were $84 million, up 9% from $77 million in the fourth quarter of fiscal 2012. Net income in this year’s fourth quarter was $6.8 million or $.59 per diluted share, up from $5.7 million or $.50 per diluted share in last year’s fourth quarter, which included restructuring costs of $1.5 million or $.08 per diluted share primarily related to the writedown of an unutilized one-color press. Excluding those costs, fourth-quarter net income in fiscal 2012 was $6.6 million or $.58 per diluted share.

For the full year of fiscal 2013, Courier sales were $275 million, up 5% from $261 million for the 53 weeks of fiscal 2012. Net income was $11.2 million or $.98 per diluted share, up from $9.2 million or $.77 per diluted share last year, which included restructuring costs of $3.3 million or $.17 per diluted share as well as a first-quarter pretax gain of $0.6 million from the sale of certain non-operating assets. Excluding those items, net income for fiscal 2012 was $10.9 million or $.91 per diluted share. Details of last year’s restructuring costs and other items can be found in the tables at the end of this release.

The principal contributor to the sales increase, both for the quarter and for the year, was growing demand from educational publishers. Sales of textbooks for elementary and high schools rose, reversing several years of slower sales, while sales of college textbooks grew by a larger amount, led by sales of textbooks customized to the needs of individual professors, courses, institutions and geographic regions.

“We finished a very good year in the education market with a banner quarter in which total textbook sales rose more than 25%,” said Courier Chairman and Chief Executive Officer James F. Conway III. “Between our industry-leading textbook customization technology and our combination of four-color offset and digital inkjet printing capabilities, we are producing top-quality textbooks at a variety of run lengths to meet highly specific needs for publishers and educators alike. This past spring, we opened a second digital facility near our four-color offset plant in Kendallville, Indiana, to help meet demand throughout the United States. In addition, shortly after the close of the fiscal year we entered into new relationships which will enable us to extend the benefits of our technology to millions of students in Brazil.

“As always, we worked hard to help our customers succeed, and we continued to grow our share with our largest customers in both the education and religious markets. Our manufacturing and distribution relationship with our largest religious customer spans more than 100 countries and plays an expanding role in helping our customer deliver Scriptures to tens of millions of people each year. At the same time, we took an important step in a very different market with our April acquisition of California-based startup FastPencil, provider of a collaborative content management application as well as a self-publishing software platform that has been used by more than 50,000 content creators.

“Our publishing segment reported sales essentially even with last year, but cut its operating loss nearly in half as ebook sales passed the million-dollar mark and started to contribute significantly to profitability. Well over 4,000 print titles, representing all three of our publishing brands, are now available as ebooks on all the major retail platforms. Also, consumers can now obtain Dover’s entire ebook offering via direct download from a newly redesigned www.doverpublications.com website.

“Pleased as we were with our sales gains in book manufacturing, operating margins were under pressure from the combined effects of a very competitive pricing environment and lower recycling revenues. But cash flow remained strong, and while our debt at year-end was up by $10 million as a result of our investments in expanded digital capacity and FastPencil, we enter fiscal 2014 in solid financial condition. Confirming this judgment, Courier’s Board of Directors has once again declared a dividend of $.21 per share, the same as last quarter. In addition, following the expiration of the stock repurchase program authorized last year, the Board has issued a new authorization for the repurchase of up to $10 million in Courier stock.”

Book manufacturing: custom textbooks continue to outperform

Courier’s book manufacturing segment had fourth-quarter sales of $76 million, up 10% from $69 million last year. Fourth-quarter operating income in the segment was $10.8 million, versus $10.2 million last year including restructuring costs. Excluding those costs, the segment’s fourth-quarter operating income in fiscal 2012 was $11.7 million.

For the full year, book manufacturing sales were $247 million, up 6% from $233 million in fiscal 2012. The segment’s full-year operating income was $22.0 million, versus $20.7 million last year, including restructuring costs. Excluding those costs, fiscal 2012 operating income in the segment was $23.4 million.

The segment’s gross profit was $20.6 million or 27.1% of sales in the fourth quarter, versus $19.6 million or 28.4% of sales in last year’s fourth quarter excluding restructuring costs. Gross profit for fiscal 2013 was $53.9 million or 21.8% of sales, versus fiscal 2012 gross profit of $51.7 million or 22.2% of sales excluding restructuring costs. The reduction in gross profit margins resulted from intense price competition, reduced recycling income, and increased expense associated with the LIFO method of accounting for certain inventories. Other factors affecting the segment’s overall profitability included increased performance-based compensation costs and transaction costs related to the FastPencil acquisition and our pending investment in Brazil.

The book manufacturing segment focuses on three markets: education, religion, and specialty trade. Sales to the education market were $39 million in the fourth quarter, up 26% over the previous year. For the year, education sales were $112 million, up 14% from fiscal 2012, with most of the growth related to sales of college textbooks, but also renewed growth in sales of elementary and high school textbooks. Sales to the religious market were $19 million in the quarter, down 3% from last year; for fiscal 2013 as a whole, religious sales were $69 million, up 2% over fiscal 2012, in line with historical trends. Fourth-quarter sales to the specialty trade market were $16 million, down 4% from an exceptionally strong quarter last year; for the full year, specialty trade sales were $59 million, down 2% from fiscal 2012, reflecting tight inventory management leading to smaller print quantities.

Digital sales increased both in the fourth quarter and for the year as a whole, reflecting escalating demand for customized versions of college textbooks. With its Massachusetts digital facility running close to capacity, in April Courier opened a second digital production facility in Kendallville, Indiana, and utilization was high at both facilities through the balance of the year.

“The education market continues to deliver for us—as we do for our customers,” said Mr. Conway. “Our consistent policy of customer-focused investment is helping publishers and educators reach today’s students more effectively than ever with materials that provide a powerful, integrated learning experience. With our combination of offset and digital capacity, we can meet course-specific deadlines while producing efficiently at every scale across the full life cycle of every title. This capability is a key factor driving the continued expansion of our relationship with our major customer in the education market.

“Having successfully replicated our Massachusetts digital operations at our new Indiana facility, it was only natural for us to investigate other markets suitable for our technology and approach. Earlier this year we began discussions with leaders in Brazil’s education market, the largest in Latin America. In October we entered into a pair of agreements with Digital Page Gráfica E Editora, a Sao Paulo-based digital printing firm, and Santillana, the largest Spanish/Portuguese educational publisher in the world. We expect both agreements to close by the end of this calendar year. Under these agreements, through the combination of our customization technology and Digital Page’s manufacturing facilities, Santillana will become the first publisher in Brazil to offer textbooks customized to the needs of individual schools—while Courier takes a position as 40% owner of Digital Page.

“Sales to the religious market were down in the fourth quarter but up slightly for the full year, in keeping with our long history of quarter-to-quarter fluctuations with our largest religious customer. The decline in specialty trade sales reflects continued tight management of inventories and associated utilization to digital printing for certain titles. Though overall order flow in specialty trade remained consistent, we expect the pattern of tight inventory management to continue.

“Finally, our April acquisition of FastPencil and its popular self-publishing software platform brought us a ground-floor position in one of the industry’s fastest-growing segments. FastPencil’s workflow technology, licensing expertise and Premiere publishing imprint also offer significant benefits for established authors, particularly in combination with our digital print capabilities.”

Publishing: ebook sales making a difference

Courier’s publishing segment includes three businesses: Dover Publications, a niche publisher with thousands of titles in dozens of specialty trade markets; Research & Education Association (REA), a publisher of test preparation books and study guides; and Creative Homeowner, which publishes books and plans on home design, decorating, landscaping and gardening.

Fourth-quarter revenues for the segment were $10.3 million, up 2% over last year’s 14-week fourth quarter. Overall, the segment’s fourth-quarter operating income was $324,000, versus a loss of $426,000 in fiscal 2012.

For the year as a whole, publishing sales were $37.6 million, down 2% from $38.4 million in fiscal 2012. The segment’s operating loss for fiscal 2013 was $2.1 million, much improved from a fiscal 2012 loss of $4.4 million including restructuring costs, or $3.7 million excluding those costs. The improved performance reflected the continuation of stringent cost-control measures, reduced inventory obsolescence costs and increased ebook revenues.

“Dover continues to look better each quarter,” said Mr. Conway. “Our investment in ebooks is starting to generate a larger audience as well as improved profitability. In addition, the revamped website combines a refreshing new look with a host of new features including an improved shopping cart and the ability to bundle print and ebook purchases. Meanwhile, our other publishing brands continue to offer excellent content through a channel network still compromised by the loss of Borders and Home Depot. Yet with attentive management and increasingly effective use of digital print to minimize obsolescence costs, we have continued to bring the segment’s losses down as we pursue additional sales and distribution opportunities.”

Outlook

“We enter fiscal 2014 with exciting prospects, but also continuing challenges,” said Mr. Conway. “We continue to reap the benefits of our investments in customization and content management, and we are adding to those investments in order to expand our opportunities, both domestically and internationally. Yet at the same time, we face the same pressures on print pricing as the rest of the industry. As a result, while we expect revenues to continue to outpace the overall U.S. education market and maintain their growth pace with our largest religious customer, we expect growth in net income to be constrained by those continuing pressures, even as EBITDA rises.

“As in the past, we expect our performance in fiscal 2014 to follow a seasonal pattern, with the larger portion of our earnings coming in the second half.

“Overall, we expect fiscal 2014 sales of between $275 million and $295 million, compared to $275 million in fiscal 2013. We expect earnings per diluted share of between $.70 and $1.00, which compares with our fiscal 2013 earnings of $.98 per diluted share.

“In addition to measuring our performance by generally accepted accounting principles, we also track several non-GAAP measures including EBITDA (earnings before interest, taxes, depreciation and amortization) as an additional indicator of the company's operating cash flow performance. This measure should be considered in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. In fiscal 2014, we expect EBITDA to be between $41 million and $46 million, compared to $42 million in fiscal 2013.

“Factors not incorporated into this guidance include the possibility of future impairment or restructuring charges.”

About Courier Corporation

Courier Corporation is America’s third largest book manufacturer and a leader in content management and customization in new and traditional media. It also publishes books under three brands offering award-winning content and thousands of titles. Founded in 1824, Courier is headquartered in North Chelmsford, Massachusetts. For more information, visit www.courier.com.

This news release includes forward-looking statements, including statements relating to the continuation of the Company’s dividend for fiscal year 2014, expansion into e-books and digital content offerings, and the Company’s financial expectations for fiscal year 2014, including sales, EBITDA, earnings per share and capital expenditures. Statements that describe future expectations, plans or strategies are considered “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 and releases issued by the Securities and Exchange Commission. The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Factors that could affect actual results include, among others, changes in customers’ demand for the Company’s products, including seasonal changes in customer orders and shifting orders to lower cost regions, changes in market growth rates, changes in raw material costs and availability, pricing actions by competitors and other competitive pressures in the markets in which the Company competes, consolidation among customers and competitors, insolvency of key customers or vendors, changes in the Company’s labor relations, changes in obligations of multiemployer pension plans, success in the execution of acquisitions and the performance and integration of acquired businesses including carrying value of intangible assets and contingent consideration, restructuring and impairment charges required under generally accepted accounting principles, changes in operating expenses including medical and energy costs, changes in technology including migration from paper-based books to digital, difficulties in the start up of new equipment or information technology systems, changes in copyright laws, changes in consumer product safety regulations, changes in environmental regulations, changes in tax regulations, changes in the Company’s effective income tax rate and general changes in economic conditions, including currency fluctuations, changes in interest rates, changes in consumer confidence, changes in the housing market, and tightness in the credit markets. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements will prove to be accurate. The forward-looking statements included herein are made as of the date hereof, and the Company undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

COURIER CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share amounts)

	QUARTER ENDED		YEAR ENDED
	September 28,	September 29,	September 28,	September 29,
	2013	2012 (1)	2013	2012 (1)

Net sales	$84,242	$77,100	$274,919	$261,320
Cost of sales	59,317	55,721	207,162	199,113

Gross profit	24,925	21,379	67,757	62,207

Selling and administrative expenses	14,080	11,910	49,142	47,137

Operating income	10,845	9,469	18,615	15,070

Interest expense, net	97	196	803	895
Other income	-	-	-	(587)

Income before taxes	10,748	9,273	17,812	14,762

Income tax provision	3,963	3,564	6,590	5,595

Net income	$6,785	$5,709	$11,222	$9,167

Net income per diluted share	$0.59	$0.50	$0.98	$0.77

Cash dividends declared per share	$0.21	$0.21	$0.84	$0.84

Wtd. average diluted shares outstanding	11,438	11,446	11,431	11,928

SEGMENT INFORMATION:

Net sales:
Book Manufacturing	$75,946	$69,177	$247,406	$233,040
Publishing	10,330	10,141	37,635	38,355
Elimination of intersegment sales	(2,034)	(2,218)	(10,122)	(10,075)
Total	$84,242	$77,100	$274,919	$261,320

Operating income (loss):
Book Manufacturing	$10,814	$10,176	$21,953	$20,713
Publishing	324	(426)	(2,069)	(4,364)
Stock based compensation	(346)	(331)	(1,348)	(1,429)
Intersegment profit	53	50	79	150
Total	$10,845	$9,469	$18,615	$15,070

(1) Fiscal year 2012 was a 53-week period; the additional week was included in the fourth quarter.

COURIER CORPORATION
SEGMENT RESULTS OF OPERATIONS (Unaudited)
(In thousands)

BOOK MANUFACTURING SEGMENT	QUARTER ENDED		YEAR ENDED
	September 28,	September 29,	September 28,	September 29,
	2013	2012 (1)	2013	2012 (1)

Net sales	$75,946	$69,177	$247,406	$233,040
Cost of sales	55,334	51,071	193,499	183,079

Gross profit	20,612	18,106	53,907	49,961

Selling and administrative expenses	9,798	7,930	31,954	29,248

Operating income	$10,814	$10,176	$21,953	$20,713

PUBLISHING SEGMENT	QUARTER ENDED		YEAR ENDED
	September 28,	September 29,	September 28,	September 29,
	2013	2012 (1)	2013	2012 (1)

Net sales	$10,330	$10,141	$37,635	$38,355
Cost of sales	6,069	6,919	23,864	26,259

Gross profit	4,261	3,222	13,771	12,096

Selling and administrative expenses	3,937	3,648	15,840	16,460

Operating income (loss)	$324	($426)	($2,069)	($4,364)

(1) Fiscal year 2012 was a 53-week period; the additional week was included in the fourth quarter.

COURIER CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS (Unaudited)
(In thousands)

	September 28,	September 29,
ASSETS	2013	2012

Current assets:
Cash and cash equivalents	$57	$64
Investments	1,012	765
Accounts receivable	43,837	35,152
Inventories	35,086	36,364
Deferred income taxes	3,954	4,273
Other current assets	2,579	950
Total current assets	86,525	77,568

Property, plant and equipment, net	93,051	89,952
Goodwill and other intangibles	25,853	17,880
Prepublication costs	6,717	7,135
Deferred income taxes	2,827	3,451
Other assets	2,021	1,374

Total assets	$216,994	$197,360

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current maturities of long-term debt	$1,125	$1,872
Accounts payable	13,699	11,364
Accrued taxes	3,117	3,857
Other current liabilities	18,033	15,777
Total current liabilities	35,974	32,870

Long-term debt	24,583	13,696
Other liabilities	10,393	6,283

Total liabilities	70,950	52,849

Total stockholders' equity	146,044	144,511

Total liabilities and stockholders' equity	$216,994	$197,360

COURIER CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	For the Years Ended
	September 28,	September 29,
	2013	2012
Operating Activities:
Net income	$11,222	$9,167
Adjustments to reconcile net income to cash provided from operating activities:

Depreciation and amortization	23,526	25,060
Stock-based compensation	1,348	1,429
Deferred income taxes	746	479
Gain on disposition of assets	-	(587)
Change in fair value of contingent consideration	275	100
Changes in other working capital	(3,707)	5,244
Other long-term, net	(1,272)	(1,909)

Cash provided from operating activities	32,138	38,983

Investment Activities:
Capital expenditures	(22,168)	(9,934)
Business acquisition, net of cash acquired	(5,000)	-
Prepublication costs	(3,421)	(4,069)
Proceeds on disposition of assets	166	587
Investments	(747)	376

Cash used for investment activities	(31,170)	(13,040)

Financing Activities:
Long-term debt borrowings (repayments), net	10,140	(5,954)
Cash dividends	(9,651)	(10,098)
Stock repurchases	(1,568)	(10,000)
Proceeds from stock plans	339	344
Other	(235)	(275)

Cash used for financing activities	(975)	(25,983)

Decrease in cash and cash equivalents	($7)	($40)

In addition to measuring our performance by generally accepted accounting principles, we also track several non-GAAP measures including EBITDA (earnings before interest, taxes, depreciation and amortization) as additional indicators of the company's operating cash flow performance. These measures should be considered in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP.

Non-GAAP reconciliation - EBITDA:
Net income	$11,222	$9,167
Income tax provision	6,590	5,595
Interest expense, net	803	895
Depreciation and amortization	23,526	25,060
Change in fair value of contingent consideration	275	100
Restructuring costs	-	1,892
Other income	-	(587)
EBITDA	$42,416	$42,122

COURIER CORPORATION
OTHER RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES (Unaudited)
(In thousands, except per share amounts)

		Quarter Ended September 29, 2012				Year Ended September 29, 2012
		Income	Income		Net Income	Income	Income		Net Income
		Before	Tax	Net	per Diluted	Before	Tax	Net	per Diluted
		Taxes	Provision	Income	Share	Taxes	Provision	Income	Share

GAAP basis measures		$9,273	$3,564	$5,709	$0.50	$14,762	$5,595	$9,167	$0.77

Restructuring costs	(1)	1,511	580	931	0.08	3,325	1,260	2,065	0.17
Other income	(2)	-	-	-	-	(587)	(222)	(365)	(0.03)

Non-GAAP measures		$10,784	$4,144	$6,640	$0.58	$17,500	$6,633	$10,867	$0.91

BOOK MANUFACTURING SEGMENT			Quarter Ended September 29, 2012				Year Ended September 29, 2012
			GAAP Basis	Non-Recurring	Non-GAAP		GAAP Basis	Non-Recurring	Non-GAAP
			Measures	Items (1)	Measures		Measures	Items (1)	Measures

Net sales			$69,177		$69,177		$233,040		$233,040
Cost of sales			51,071	(1,511)	49,560		183,079	(1,723)	181,356

Gross profit			18,106	1,511	19,617		49,961	1,723	51,684

Selling and administrative expenses			7,930	-	7,930		29,248	(961)	28,287

Operating income			$10,176	$1,511	$11,687		$20,713	$2,684	$23,397

PUBLISHING SEGMENT			Quarter Ended September 29, 2012				Year Ended September 29, 2012
			GAAP Basis	Non-Recurring	Non-GAAP		GAAP Basis	Non-Recurring	Non-GAAP
			Measures	Items (1)	Measures		Measures	Items (1)	Measures

Net sales			$10,141		$10,141		$38,355		$38,355
Cost of sales			6,919		6,919		26,259		26,259

Gross profit			3,222	-	3,222		12,096	-	12,096

Selling and administrative expenses			3,648	-	3,648		16,460	(641)	15,819

Operating loss			($426)	$0	($426)		($4,364)	$641	($3,723)

(1)

During the prior year, cost reduction measures were taken in both of the Company's operating segments. Related severance and post-retirement benefit expenses were $1.9 million, while accelerated depreciation associated with a reduction in the Company's one-color offset press capacity of $1.4 million was recorded in the fourth quarter of last year.

(2)	During the first quarter of last year, the Company recorded a $0.6 million gain associated with the sale of its interests in non-operating real property relating to cell towers.

CONTACT:
Courier Corporation
James F. Conway III, 978-251-6000
Chairman, President and Chief Executive Officer
or
Peter M. Folger, 978-251-6000
Senior Vice President and Chief Financial Officer
www.courier.com